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                                                                     Exhibit 4.2

                         CARDINAL FINANCIAL CORPORATION

                             SUBSCRIPTION AGREEMENT

         Subject to the terms of the rights offering described in the Cardinal Financial Corporation Prospectus dated________________, 2002 (the Prospectus"), I hereby subscribe for the number of shares of common shares of stock of Cardinal Financial Corporation, a Virginia corporation ("Cardinal") set forth below for a purchase price of $3.25 per share. Enclosed with this Subscription Agreement is my check or money order made payable to "Cardinal Financial Corporation" evidencing $3.25 for each share subscribed for, which funds are to be held in escrow as described in the Prospectus.

         I understand that my subscription is conditioned upon acceptance by Cardinal. I further understand that Cardinal, in its sole discretion, may reject my subscription in whole or in part and may allot to me fewer shares than I have subscribed for. In the event the rights offering is terminated, funds paid under this Subscription Agreement will be returned to me with no interest earned.

         I certify that I have read the Prospectus and I am relying on no representations other than those set forth in the Prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me, subject only to acceptance by Cardinal, I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of Cardinal.

             I HAVE READ AND UNDERSTAND THIS SUBSCRIPTION AGREEMENT


____________________________          __________________________________________
Signature*                            Additional Signature
                                     (If required)

Date:_______________________


         *If joint tenancy, tenancy-by-the entirety, or tenants in common is desired, both names and signatures are required; if a corporation the Subscription Agreement must be executed by its president; if a trust, this Subscription Agreement must be signed by all of the trustees; if a partnership, then this Subscription Agreement must be signed by the general partner; and if a limited liability company, then this Subscription Agreement must be signed by the manager.

         Please complete the reverse side.

ACCEPTED BY:

         Cardinal Financial Corporation

         By:______________________________             Date:____________________
            Name:_________________________
            Title:________________________

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                         CARDINAL FINANCIAL CORPORATION
                             STOCK REGISTRATION FORM
                                 (Please Print)

A. BASIC SUBSCRIPTION PRIVILEGE: The undersigned acknowledges receipt and review of the Prospectus dated _________, 2002 (the "Prospectus") and hereby irrevocably elects to exercise its right to purchase the number of shares provided for below, upon the terms and conditions described in the
     Prospectus:

     1.  Number of shares subscribed for: __________________.
            Not to exceed a number equal to the number of common shares you beneficially owned of Cardinal Financial Corporation on February 1, 2002 as divided by 1.7 (rounded up to the nearest whole number).

     2.  Amount Enclosed for Basic Subscription Privilege:  $________.
            The number of common shares subscribed for in line 1 multiplied by $3.25.

B. OVERSUBSCRIPTION PRIVILEGE: (Basic Subscription Privilege must be exercised in full): The undersigned hereby irrevocably subscribes for the number of additional common shares provided for below, upon the terms and conditions described in the Prospectus:

     3.  Number of additional shares oversubscribed for: ______________.

     4.  Amount Enclosed for Oversubscription Privilege:  $__________.
            The number of common shares subscribed for in line 3 multiplied by $3.25

C.   TOTAL AMOUNT ENCLOSED:           $___________.
            The sum of lines 2 and 4 above.



________________________________________________________________________________
     Name(s) in which stock is to be registered. Note: The name in which the stock is to be registered must be identical to the name in which you hold your existing shares of stock

________________________________________________________________________________
     Address (Street or P.O. Box)

________________________________________________________________________________
     City, State and Zip code

(        )                          (        )
--------------------------------    ---------------    _________________________
   Daytime Phone                     Evening Phone       E-mail address

Legal form of Ownership                                            _____________
                                                                        TIN

     -Individual                  -Joint Tenants with Right of Survivorship
     -Tenants in Common           -Uniform to Transfers to Minors
     -Tenancy-by-the Entirety     -Other:__________________________________


     Complete all blanks on this Subscription Agreement, make checks payable to "Cardinal Financial Corporation" and mail or deliver this Subscription Agreement and check to:

                         Cardinal Financial Corporation
                                10555 Main Street
                                    Suite 500
                             Fairfax, Virginia 22030

     Any questions concerning subscriptions or the rights offering may be directed to the above address or to Ms. Janet A. Valentine, Chief Financial Officer, Cardinal Financial Corporation.